EXHIBIT 10.7

FORM OF FRANCHISE AGREEMENT BETWEEN A SUBSIDIARY
OF THE REGISTRANT AND DISTRIBUTORS OF TUPPERWARE
IN THE UNITED STATES

TUPPERWARE U.S., INC.
FRANCHISE AGREEMENT

FRANCHISEE

DATE OF AGREEMENT

NOTICE:	THIS AGREEMENT PROVIDES FOR BINDING ARBITRATION OF CERTAIN DISPUTES.

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TABLE OF CONTENTS
PAGE
1.	INTRODUCTION AND DEFINITIONS		1

2.	GRANT, ACCEPTANCE AND INITIAL TERM		3

3.	DISTRIBUTION RIGHTS AND PERFORMACE CRITERIA		4

4.	GUIDANCE AND ASSISTANCE		4
	A.	GUIDANCE AND ASSISTANCE	4
	B.	OPERATING MANUALS	5

5.	MARKS		5
	A.	OWNERSHIP AND GOODWILL OF MARKS	5
	B.	LIMITATIONS ON YOUR USE OF MARKS	5
	C.	DISCONTINUANCE OF USE OF MARKS	6
	D.	NOTIFICATION OF INFRINGEMENTS AND CLAIMS	6
	E.	INDEMNIFICATION FOR USE OF MARKS	6

6.	RELATIONSHIP OF THE PARTIES/INDEMNIFICATION		7
	A.	INDEPENDENT CONTRACTORS	7
	B.	NO LIABILITY FOR ACTS OF OTHER PARTY	7
	C.	TAXES	7
	D.	INDEMNIFICATION	7

7.	FEES AND PAYMENTS		8
	A.	INITIAL FEES	8
	B.	TERMS OF SALE TO FRANCHISEE	8
	C.	INTEREST ON LATE PAYMENTS	8
	D.	APPLICATION OF PAYMENTS	8

8.	CONFIDENTIAL INFORMATION		9

9.	EXCLUSIVE RELATIONSHIP		9

10.	IMAGE AND OPERATING PROCEDURES		10
	A.	PREMISES	10
	B.	TUPPERWARE CONSULTANTS	10
	C.	STANDARDS AND PRCEDURES	11
	D.	MAINENANCE AND REFURBISHINGOF PREMISES AND VEHICLES	11
	E.	COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES	11
	F.	FORMS AND INVOICES	12
	G.	CUSTOMER RELATIONS/WARRANTIES	12
	H.	INSURANCE	12
	I.	COMPUTER	13

11.	REPORTS AND FINANCIAL STATEMENTS		13

12.	INSPECTIONS AND AUDITS		13
	A.	COMPANY'S RIGHT TO INSPECT	13
	B.	COMPANY'S RIGHT TO AUDIT	14

13.	TRANSFER		14
	A.	BY COMPANY	14
	B.	FRANCHISEE MAY NOT TRANSFER WITH APPROVAL OF COMPANY	14
	C.	CONDITIONS FOR APPROVAL OF TRANSFER	15
	D.	DEATH OR INCAPACITY OF FRANCHISEE	16
	E.	EFFECT OF CONSENT TO TRANSER	17
	F.	COMPANY'S RIGHT OF FIRST REFUSAL	17
	G.	OPERATION THROUGH A CORPORATION	18
	H.	COMPLIANCE WITH STATE AND FEDERAL LAWS	18

14.	RENEWAL OF FRANCHISE		18

15.	TERMINATION		19
	A.	BY FRANCHISE	19
	B.	BY COMPANY	19
	C.	OUR OTHER RIGHTS UPON DEFAULT	21

16.	RIGHTS AND OBLIGATIONS OF COMPANY AND FRANCHISEE UPON TERMINATION OR EXPIRATION OF THE FRANCHISE		22
	A.	PAYMENT OF AMOUNTS OWED TO COMPANY	22
	B.	TRADEMARKS	22
	C.	RETURN OF CONFIDENTIAL MATERIAL	22
	D.	NONSOLICITATION AND NONCOMPETITION	22
	E.	COMPANY OPTION TO PURCHASE PRODUCTS	23
	F.	CONTINUING OBLIGATIONS	23

17.	ENFORCEMNT		23
	A.	SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS	23
	B.	WAIVER	24
	C.	CUMULATAIVE REMEDIES	24
	D.	WRITTEN CONSENTS FROM COMPANY	25
	E.	COSTS AND ATTORNEYS' FEES	25
	F.	GOVERNING LAW/CONSENT TO JURISDICTION	25
	G.	BINDING EFFECT	25
	H.	ENTIRE AGREEMENT	25
	I.	NO LIABILITY TO OTHERS	26
	J.	CONSTRUCTION	26
	K.	MULTIPLE ORIGINALS	26
	L.	INJUNCTIVE RELIEF	26
	M.	ARBITRATION	26
	N.	WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL	27
	O.	SECURITY INTEREST	27
	P.	NO WITHHOLDING PAYMENTS DUE TO US	28

18.	NOTICES AND PAYMENTS		28

19.	ACKNOWLEDGEMENTS		28

EXHIBITS
EXHIBIT A	PRIMARY AREA OF PROMOTION
EXHIBIT B	PREMISES
EXHIBIT C	AGREEMENT FOR THE DESIGNATION OF AN OPERATING COMPANY
EXHIBIT D	ARBITRATION
EXHIBIT E	ANNUAL AND QUARTERLY PERFORMANCE CRITERIA

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TUPPERWARE U.S., INC.
FRANCHISE AGREEMENT

        This Franchise Agreement (this "Agreement") is being entered as of                              , 20      (the "Agreement Date").  The parties to this Agreement are                                                    , as Franchisee (referred to in this Agreement as "you" or "Franchisee"), and TUPPERWARE U.S., INC., a Delaware corporation, as Franchisor (referred to in this Agreement as "we," "us" or the "Company").  The principal place of business of TUPPERWARE U.S., INC. is 14901 South Orange Blossom Trail, Orlando, Florida 32837.  Your principal place of business is                                                      .

1.      INTRODUCTION AND DEFINITIONS.

        We (and our Affiliates) manufacture and distribute, through our authorized Tupperware distributors, a variety of products for personal, family or household use which are identified by our registered trademark TUPPERWARE and other trademarks.  We have achieved a high degree of public acceptance and goodwill for TUPPERWARE Products as a result of their high quality and widespread distribution.  Tupperware distributors play an important role in distributing TUPPERWARE Products to consumers through the home party plan, personal demonstrations and other methods.

        We and you are signing this Agreement because of our and your mutual desire to establish a relationship as franchisor and franchisee on the terms of this Agreement.

        There are a number of terms used throughout this Agreement that have particular meanings.  These terms and their definitions are as follows:

        "Affiliate" - Any person, entity or company that directly or indirectly owns or controls, is directly or indirectly owned or controlled by or is under common control with the Company.

        "Competing Products" - Plastic household products, including food storage containers, food preparation and service products, toys, cookware and housewares, similar to or competitive with TUPPERWARE Products, which are manufactured or marketed by persons other than us or our Affiliates.

        "Confidential Information" - Our Marketing Methods, lists of Consultants of Franchised Tupperware Distributorships and certain other information that we may disclose from time to time during the term of the Franchise, including information about upcoming promotions, new product development and new distribution methods.

        "Consultant" - An individual, acting as an independent contractor, who has contracted with a Franchised Tupperware Distributorship to sell TUPPERWARE Products to consumers under our policies and procedures.

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        "Estimated Retail Sales" - The aggregate of the Company's suggested retail prices for all TUPPERWARE Products purchased by Consultants from the Franchised Distributorship for resale to consumers.

        "Franchise" - The rights we have granted you to operate a Franchised Tupperware Distributorship under this Agreement.

        "Franchised Distributorship" - The business you will operate under this Agreement.

        "Franchised Tupperware Distributorships" - The businesses we license to distribute TUPPERWARE Products through Consultants using the Marketing Methods.

        "Home Party Plan and Personal Demonstrations" - The technique of promoting and selling TUPPERWARE Products through demonstrations arranged by Consultants at homes or other locations.

        "Marketing Materials" - Supplies, goods and materials, other than TUPPERWARE Products, that we make available to you and/or Consultants to use in marketing TUPPERWARE Products, including, without limitation, incentive merchandise, promotional materials and sales aids and computer software programs.

        "Marketing Methods" - The sales, purchasing, distribution, marketing and administrative plans, systems, methods and techniques we may require or authorize Franchised Tupperware Distributorships to use from time to time, including, but not limited to, our direct selling techniques for the home party plan and personal demonstrations and the purchasing and distribution methods and procedures that comprise the "Traditional," "Consultant Direct" and/or other types of Franchised Tupperware Distributorships.  "Marketing Methods" also may include administrative and financial controls; reporting systems; ordering and purchasing systems; bookkeeping systems; billing procedures; recruiting, retaining and motivating Consultants and instilling in Consultants the "Sharing Opportunity" through Consultant sales presentations, Consultant incentive programs and other means; promoting the reputation, distribution and use of TUPPERWARE Products; and general business operation and management.

        "Operating Company" - A corporation through which you operate the Franchised Distributorship under Section 13.G. of this Agreement.

        "Operating Manuals" - The "programs binder," "promotional binder" and other materials which we lend you under Section 4.B. of this Agreement, which we may revise and update from time to time, through which we communicate to you the Marketing Methods and our standards, specifications, requirements and/or recommendations for operating the Franchised Distributorship.

        "Premises" - The location and premises identified in Exhibit B to this Agreement from which you will operate the Franchised Distributorship (which may be your home).

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        "Primary Area of Promotion" - The geographic area described in Exhibit A to this Agreement.

        "Sales Force Goodwill" - The benefit and value of your relationships with Consultants.

        "Sharing Opportunity" - Our philosophy of marketing TUPPERWARE Products through Franchised Tupperware Distributorships and Consultants in a manner which enables them to realize their potential and encourages them to introduce other persons to participate in marketing TUPPERWARE Products.

        "Trademarks" - The trademarks and service marks we own and use to identify TUPPERWARE Products or the services of marketing TUPPERWARE Products, including, but not limited to, the registered trademarks TUPPERWARE, TUPPERWAVE and TUPPERTOYS.

        "Transfer" - (Defined in Section 13.B. of this Agreement.)

        "TUPPERWARE Products" - (a) The proprietary lines of plastic products for personal, family, household, commercial or industrial use, including food preparation and service products, food storage products, toys, cookware and housewares, manufactured by or for the Company, identified by the registered TUPPERWARE trademark or other trademarks the Company or its Affiliates own and marketed in whole or in part through our Franchised Tupperware Distributorships; and (b) other products for personal, family or household use marketed in whole or in part through our Franchised Tupperware Distributorships.

2.      GRANT, ACCEPTANCE AND INITIAL TERM.

        Subject to this Agreement's provisions, we hereby grant you the right (the "Franchise") to own and operate a Franchised Tupperware Distributorship (the "Franchised Distributorship") for a period of time commencing on the Agreement Date and expiring on December 31, 20    , unless sooner terminated as provided in this Agreement.  You accept the Franchise and agree that you will devote your full time and attention and best efforts to the Franchised Distributorship, use your best efforts to accomplish the purposes of this Agreement and at all times faithfully, honestly and diligently perform your obligations under this Agreement.

3.      DISTRIBUTION RIGHTS AND PERFORMANCE CRITERIA

        During this Agreement's term, we will make available for sale to you and/or Consultants TUPPERWARE Products for sale to consumers.  You agree to concentrate your promotional and distribution efforts, and to use your best efforts to distribute TUPPERWARE Products, within the Primary Area of Promotion using the home party plan and personal demonstrations.  You may not under any circumstances engage in any promotional activities, or sell and/or distribute any TUPPERWARE Products, whether directly or indirectly through Consultants and other sales force members:

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(1)    outside the United States, outside any of its territories, or outside any other geographic areas we officially authorize to be served from the United States; or

(2)    through or on the Internet, the World Wide Web, or any other similar proprietary or common carrier electronic delivery system (the "Electronic Media").

All such sales and activities are strictly prohibited.

        We retain the right in the Primary Area of Promotion and elsewhere to promote, distribute and market all TUPPERWARE Products through any and all methods of distribution we think best, including, but not limited to, other Franchised Tupperware Distributorships, Tupperware Distributorships that we and our Affiliates own and operate and other channels of distribution.  Your right to distribute TUPPERWARE Products in the Primary Area of Promotion is nonexclusive.

        You acknowledge that we are granting you the nonexclusive right to operate a Franchised Tupperware Distributorship with the expectation that you will satisfy the annual and quarterly performance criteria identified in Exhibit E.  You agree that your failure to satisfy the required criteria will allow (but not obligate) us to terminate this Agreement, as provided in Section 15.B. below.

4.      GUIDANCE AND ASSISTANCE.

        A.    GUIDANCE AND ASSISTANCE.

        We will communicate the Marketing Methods to you through various means, including, but not limited to, the Operating Manuals, advice letters, telephone consultations, audiotapes, videotaped presentations and conferences for Franchised Tupperware Distributorships.  As noted in Section 1 above, Marketing Methods are the sales, purchasing, distribution, marketing and administrative plans, systems, methods and techniques we may require or authorize Franchised Tupperware Distributorships to use from time to time, including, but not limited to, our direct selling techniques for the home party plan and personal demonstrations and the purchasing and distribution methods and procedures that comprise the "Traditional," "Consultant Direct" and/or other types of Franchised Tupperware Distributorships.  We reserve the right to require you to change your selling techniques and purchasing and distribution methods and procedures.  In these circumstances, your status as a Franchised Tupperware Distributorship does not change.  However, the purchasing and distribution methods and procedures that you must follow in operating your Franchised Distributorship may change.  "Marketing Methods" also may include administrative and financial controls; reporting systems; ordering and purchasing systems; bookkeeping systems; billing procedures; recruiting, retaining and motivating Consultants and instilling in Consultants the "Sharing Opportunity" through Consultant sales presentations, Consultant incentive programs and other means; promoting the reputation, distribution and use of TUPPERWARE Products; and general business operation and management.

        You agree to advise us promptly of any improvements to the Marketing Methods and any new techniques, systems, devices, plans, methods or programs for operating the Franchised

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Distributorship developed by you or your employees or Consultants, which we then will have the perpetual right to use and authorize others to use.  From time to time, we will hold national or regional conferences for Franchised Tupperware Distributorships.  You agree to attend, at your own expense, our national conferences and conferences for your region.  These conferences will be held no more than six (6) times each year.  We may charge you reasonable fees to attend these conferences.

        B.    OPERATING MANUALS.

        We will lend you during the term of the Franchise one (1) complete set of the Operating Manuals, containing the materials (including, as applicable, written materials, audiotapes, videotapes and computer software) that we generally lend to Franchised Tupperware Distributorships to use in their operations.  The Operating Manuals contain mandatory and suggested standards and operating procedures, which we prescribe from time to time for Franchised Tupperware Distributorships and information about your other obligations under this Agreement.  We may modify the Operating Manuals from time to time to reflect changes in both TUPPERWARE Products distributed through our Franchised Tupperware Distributorships and any of the Marketing Methods.  You agree to keep your copy of the Operating Manuals current by immediately substituting in or adding to them all modified or new pages or other materials that we provide you from time to time.  In the event of a dispute about the contents of the Operating Manuals, the master copy we maintain at our principal offices will control.  You may not at any time copy any part of the Operating Manuals without our prior written consent.

5.      MARKS.

        A.    OWNERSHIP AND GOODWILL OF MARKS.

        You acknowledge that your right to use the Trademarks is derived solely from this Agreement and limited to your operating the Franchised Distributorship under this Agreement and all applicable standards and operating procedures we prescribe from time to time during the Franchise term.  Your unauthorized use of the Trademarks is a breach of this Agreement and an infringement of our rights in the Trademarks.  You acknowledge and agree that your use of the Trademarks and any goodwill established by your use will inure exclusively to our benefit and that this Agreement does not confer any goodwill or other interest in the Trademarks on you (other than the right to operate the Franchised Distributorship under this Agreement).  All provisions of this Agreement which apply to the Trademarks will apply to any additional trademarks, service marks and commercial symbols we authorize you to use during this Agreement's term.

        B.    LIMITATIONS ON YOUR USE OF MARKS.

        You agree to identify yourself as a Franchised Tupperware Distributorship in the manner we prescribe.  Each use of any of the Trademarks must include the words "Authorized Distributor" prominently displayed in the following format (or in another format that we have previously approved in writing):

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[NAME OF DISTRIBUTOR]
AUTHORIZED DISTRIBUTOR
OF TUPPERWARE BRAND PRODUCTS

        You agree not to use any Trademark as part of any corporate or legal business name, with any prefix, suffix or other modifying words, terms, designs or symbols or in any modified form.  You agree not to use any Trademark or similar commercial symbol in performing or selling any unauthorized services or products, as part of any domain name or electronic address you maintain on any Electronic Media (and you may not in any way operate your Franchised Distributorship through or on any Electronic Media, as provided in Section 3 of this Agreement), or in any other manner we have not expressly authorized in writing.  You agree to display the Trademarks prominently in the manner we prescribe on forms, invoices, stationery, business cards, promotional materials and other advertising and marketing materials and to use any notices of trademark and service mark registrations that we specify.  You may not use the Trademarks in any manner we have not authorized.

        C.    DISCONTINUANCE OF USE OF MARKS.

        If it becomes advisable at any time in our sole discretion for us and/or you to modify or discontinue using any Mark and/or use one or more additional or substitute trade or service marks, you agree to comply with our directions within a reasonable time after receiving notice.  We need not reimburse you for your expenses in making these changes, for any loss of revenue attributable to any modified or discontinued Mark or for any expenditures you make to promote a modified or substitute trademark or service mark.

        D.    NOTIFICATION OF INFRINGEMENTS AND CLAIMS.

        You agree to notify us immediately of any apparent infringement of or challenge to your use of any Trademark and of any claim by any person of any rights in any Trademark.  We will have sole discretion to take the action we deem appropriate and the right to control exclusively any litigation or administrative or other proceeding arising out of any infringement, challenge or claim or otherwise relating to any Trademark.  You agree to sign any documents, give any assistance and perform any acts that our attorneys deem necessary or advisable to protect and maintain our interest in any litigation or proceeding related to any Trademark or otherwise to protect and maintain our interests in the Trademarks.

        E.    INDEMNIFICATION FOR USE OF MARKS.

        We agree to reimburse you for all damages for which you are held liable in any proceeding arising out of your authorized use of any Mark under this Agreement and for all costs you reasonably incur in defending any such claim brought against you or any such proceeding in which you are named as a party, if you have timely notified us of the claim or proceeding and otherwise have complied with this Agreement and our directions in responding to the claim or proceeding.  At our option, we may defend and control the defense of any proceeding arising out of your use of any Mark under this Agreement.

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6.      RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.

        A.    INDEPENDENT CONTRACTORS.

        You acknowledge and agree that this Agreement does not create a fiduciary relationship between you and us, that you are an independent contractor and that nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other party for any purpose.  You agree to operate the Franchised Distributorship under your own business name (which may not include or suggest any Trademark).  You agree to identify yourself conspicuously in all dealings with customers, suppliers, public officials, employees, Consultants and others as the owner of the Franchised Distributorship under a Franchise Agreement with us and to place any other notices of independent ownership that we may require from time to time on your forms, business cards, stationery and advertising and other materials.

        B.    NO LIABILITY FOR ACTS OF OTHER PARTY.

        Except as this Agreement expressly authorizes, neither party to this Agreement may make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name or on behalf of the other party or represent to any person, entity or government agency that the relationship between the parties is other than that of franchisor and franchisee.  We will not be liable for any representations or warranties you make that are not expressly authorized under this Agreement, for any agreements you enter, for any of your actions or failures to act or for your failure to comply fully with this Agreement.  We will not be liable for any damages to any person or property directly or indirectly arising out of the Franchised Distributorship's operation.

        C.    TAXES.

        We will have no liability for any sales, use, service, occupation, excise, gross receipts, income, property or other taxes levied against you or your assets (or upon us) in connection with the sales made or business conducted by you and/or Consultants, payments you make to us under this or any related agreements or payments we make to you under this Agreement (except our own income taxes and any taxes we are required by law to collect from you on purchases from us).

        D.    INDEMNIFICATION.

        You agree to indemnify, defend and hold harmless us and our Affiliates, and our respective shareholders, directors, officers, employees, agents, successors and assigns (the "Indemnified Parties"), against and to reimburse any one or more of the Indemnified Parties for all claims, obligations and damages described in this Paragraph, any and all taxes described in Paragraph C of this Section and any and all claims and liabilities directly or indirectly arising out of your operation of the Franchised Distributorship or your breach of this Agreement.  For purposes of this indemnification, "claims" include all obligations, judgments, settlements, damages (actual, consequential or otherwise) and costs that an Indemnified Party reasonably incurs in defending any claim against it, including, without limitation, reasonable accountants',

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arbitrators', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other expenses of litigation, arbitration or alternative dispute resolution and travel and living expenses.  Indemnified Parties may defend any claims against them at your expense.  This indemnity will continue in full force and effect subsequent to and notwithstanding this Agreement's expiration or termination.

7.      FEES AND PAYMENTS.

        A.    INITIAL FEES.

        You need not pay any initial fee or other type of franchise fee in connection with entering into or performing under this Agreement.  You must, however, pay for goods and services you order from us (as provided below).

        B.    TERMS OF SALE TO FRANCHISEE.

        We will publish from time to time a price list for TUPPERWARE Products and Marketing Materials available for sale to you and/or Consultants according to our policies and procedures.  You agree to accept and pay for all TUPPERWARE Products, Marketing Materials and other items you order from us according to the price list and the applicable freight charges and shipping, handling and similar fees we publish from time to time.  We may impose any customer handling, shipping and similar charges whenever we deem appropriate, and you agree to pay these charges within the timeframe we specify.  We will deliver all TUPPERWARE Products, Marketing Materials and other items ordered from us according to the procedures described in the Operating Manuals or elsewhere.  You agree to maintain your account with us according to the terms of payment we establish with you from time to time and within any line of credit that you establish with us.  We have the right not to sell any more TUPPERWARE Products to you until all payments due are made or to condition any sale on your paying for the TUPPERWARE Products before we ship them to you or others.  These rights are in addition to our other rights and remedies under this Agreement and applicable law.

        C.    INTEREST ON LATE PAYMENTS.

        All amounts which you owe us will, at our option, bear interest after their due dates at the rate of one and one-half percent (1.5%) per month or the highest contract rate of interest permitted by law, whichever is less.  This Paragraph is not our agreement to accept any payments after they are due or our commitment to extend credit to, or otherwise finance your operation of, the Franchised Distributorship.  Your failure to pay all amounts when due is a ground for terminating this Agreement, as provided in Section 15, despite this Paragraph's provisions.

        D.    APPLICATION OF PAYMENTS.

        When we receive a payment from you, or money owed to you comes into our possession, we will have the right to apply it as we see fit in our sole discretion to any of your past due indebtedness to us or our Affiliates, whether for purchases or other charges, regardless of how you may designate a particular payment to be applied.

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8.      CONFIDENTIAL INFORMATION.

        You acknowledge and agree that the Confidential Information gives us, our Franchised Tupperware Distributorships and Consultants a competitive benefit.  Confidential Information is confidential, may include our trade secrets and is disclosed to you solely on the condition that you agree, and you do agree, that you:

        (1)    will not use the Confidential Information other than in operating the Franchised Distributorship;

        (2)    will maintain the absolute confidentiality of the Confidential Information;

        (3)    will not make unauthorized copies of any records (in written, electronic or other form) disclosing the Confidential Information; and

        (4)    will adopt and implement all reasonable procedures we prescribe from time to time to prevent disclosure of the Confidential Information, including, but not limited to, restrictions on disclosure to Consultants and employees and using nondisclosure and/or noncompetition agreements we prescribe for Consultants or employees who have access to the Confidential Information.

        The restrictions on your disclosure and use of the Confidential Information will not apply to the following:  (a) disclosure or use of information, methods or techniques which are generally known and used by other businesses selling household products through personal demonstrations or methods similar to the home party plan (as long as the general knowledge is not due to your disclosure and the disclosure or use otherwise is not prohibited by this Agreement), if you have first given us written notice of your intended disclosure and/or use; and (b) disclosure of the Confidential Information in legal proceedings when you are legally required to disclose it, if you have first given us the opportunity to obtain an appropriate legal protective order or other assurance satisfactory to us that the information required to be disclosed will be treated confidentially.

9.      EXCLUSIVE RELATIONSHIP.

        You agree that you will use your best efforts to promote, sell and distribute through the Franchised Distributorship all TUPPERWARE Products.  You agree not to promote, offer, sell or otherwise distribute through the Franchised Distributorship any products or services other than TUPPERWARE Products without our prior written approval.

        You agree that we could not protect the Confidential Information against unauthorized use or disclosure or encourage a free exchange of ideas and information among our Franchised Tupperware Distributorships if they and their immediate family members could hold interests in or perform services for any businesses marketing Competing Products or using marketing methods similar to the Marketing Methods.  We have entered this Agreement with you on the express condition that, during its term, neither you nor any member of your immediate family

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will have any direct or indirect interest as a disclosed or beneficial owner in, or perform services as a director, officer, manager, employee, consultant, representative or agent for:  (a) any business or association which promotes or sells Competing Products; or (b) any business or association that franchises, licenses or develops businesses in the United States or Canada that promote or sell Competing Products; or (c) any business or association that sells goods for household use, other than Competing Products, using methods similar to the Marketing Methods (including the home party plan and personal demonstrations); or (d) any business or association that franchises, licenses or develops businesses in the United States or Canada that promote or sell goods for household use, other than Competing Products, using methods similar to the Marketing Methods (including the home party plan and personal demonstrations).

10.     IMAGE AND OPERATING PROCEDURES.

        A.    PREMISES.

        You agree to operate the Franchised Distributorship at and from the Premises (as described in Exhibit B to this Agreement), which may be your home.  You represent that the Premises are suitable and adequate for your storage needs for TUPPERWARE Products and Marketing Materials and for operating the Franchised Distributorship (other than holding Consultant sales presentations).

        If the Premises are not your home, you agree to maintain the Premises in good condition, repair, cleanliness and neatness.  You acknowledge that we have an interest in the location of the Premises and agree in all cases that you will not relocate the Premises or use any other premises as office or storage facilities for the Franchised Distributorship without our prior written approval.  However, you may hold sales presentations for Consultants at suitable locations away from the Premises.  If you operate your Franchised Distributorship from your home, you must conduct sales presentations at appropriate meeting spaces outside your home.

        B.    TUPPERWARE CONSULTANTS.

        You acknowledge and agree that we are a party plan company and our method of distributing TUPPERWARE Products through Franchised Tupperware Distributorships has been based primarily upon the promotion and sale of TUPPERWARE Products by Consultants appointed by our Franchised Tupperware Distributorships according to our policies and Marketing Methods, which are based on the party plan method.  You understand the importance of recruiting and rewarding Consultants using the Marketing Methods and agree that you will fully and faithfully follow the Marketing Methods in all aspects of recruiting, rewarding, motivating and otherwise dealing with Consultants.  You agree to coordinate the promotional and sales activities of all Consultants you appoint and to use your best efforts to instill in Consultants the "Sharing Opportunity."  You may enter into Consultant contracts only with persons of good character who have sufficient aptitude to be Consultants and otherwise meet our standards and must make available to all Consultants the Marketing Materials that we recommend for Consultants.  You agree not to deviate in any way from the Marketing Methods (including policies and incentive programs pertaining to the recruitment of and relations with Consultants) without our prior written approval.  You agree to follow our instructions concerning

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the release of new TUPPERWARE Products and beginning promotions and related sales and marketing programs.

        C.    STANDARDS AND PROCEDURES.

        You acknowledge that operating the Franchised Distributorship under our standards of service and quality and according to the "Sharing Opportunity" is important to us, our other Franchised Tupperware Distributorships and Consultants.  We will endeavor to maintain high standards of quality and service for all Franchised Tupperware Distributorships.  To this end, you agree to cooperate with us by maintaining those high standards of quality and service in operating the Franchised Distributorship.  You agree to comply with all mandatory standards and operating procedures relating to the distribution of TUPPERWARE Products, recruitment of and relations with Consultants and operation of the Franchised Distributorship, whether or not part of the Marketing Methods.  You agree to participate in any national promotions that we conduct (although you may determine the prices at which you sell TUPPERWARE Products).  Any mandatory standards and operating procedures (whether or not part of the Marketing Methods) that we prescribe from time to time in the Operating Manuals, or otherwise communicate to you in writing, will be considered provisions of this Agreement as if fully set forth in this Agreement.  All references to "this Agreement" include all of these mandatory standards and operating procedures.

        D.    MAINTENANCE AND REFURBISHING OF PREMISES AND VEHICLES.

        You agree to maintain the condition and appearance of the Premises (if your Franchised Distributorship is not home-based) and any vehicles (regardless of the location of your Franchised Distributorship) used in the Franchised Distributorship under our standards and to effect any interior and exterior cleaning, repair, maintenance and refurbishing of the Premises and vehicles, including periodic painting and decorating and replacement of worn out or obsolete furniture, furnishings, equipment and signs, that we reasonably require from time to time.

        E.    COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES.

        You agree to secure and maintain in force in your name all required licenses, permits and certificates relating to the operation of the Franchised Distributorship.  You agree to operate the Franchised Distributorship in full compliance with all applicable laws, ordinances and regulations, including, without limitation, all government regulations relating to workers' compensation insurance, unemployment insurance and withholding and paying federal, state and local taxes.  All advertising and promotion you use must be completely factual and in good taste (in our judgment), conform to high standards of ethical advertising and be approved by us in writing before you use them.  You may not use any materials that we have disapproved or have not yet authorized for release to Consultants and the public.  In all your dealings with us, Consultants, customers, potential customers and public officials, you must adhere to high standards of honesty, integrity, fair dealing and ethical conduct.  You agree to refrain from any business or advertising practice that may harm us or the goodwill associated with the Trademarks, Consultants or other Franchised Tupperware Distributorships.  You must notify us

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in writing within five (5) days after the commencement of any action, suit or proceeding, or the issuance of any order, writ, injunction, awards or decree of any court, agency or other governmental unit, which may adversely affect our, your or any other Franchised Tupperware Distributorship's operation, financial condition or reputation.

        F.   FORMS AND INVOICES.

        You agree to use the invoices, purchase orders and other forms that we approve.  You must obtain the forms from us or suppliers we approve to produce them using the Trademarks.

        G.    CUSTOMER RELATIONS/WARRANTIES.

        You agree to provide prompt and conscientious service to all consumers serviced through the Franchised Distributorship and all Consultants and to use your best efforts to make or cause prompt delivery of TUPPERWARE Products and Marketing Materials to Consultants and/or consumers.  You agree to respond to customer complaints and inquiries promptly and courteously and to comply strictly with policies and procedures we prescribe relating to customer service and warranties for TUPPERWARE Products.

        H.    INSURANCE.

        During the term of the Franchise, you must maintain in force at your sole cost the following insurance policies underwritten by carriers reasonably acceptable to us:

        (1)    Commercial general liability insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence and in the aggregate covering bodily injury, personal injury and property damage claims caused by or occurring in connection with the Franchised Distributorship's operation, including its Premises.  Tupperware Corporation and its affiliates and subsidiaries are to be added as additional insureds on this policy; and

        (2)    Comprehensive auto liability insurance with a combined single limit of not less than One Million Dollars ($1,000,000) per accident.  This policy shall provide coverage for bodily injury and property damage claims arising out of the Franchised Distributorship's owned, hired and non-owned vehicles.  Tupperware Corporation and its affiliates and subsidiaries are to be added as additional insureds on this policy.

        We may periodically increase the amounts and types of coverage required under the terms of this Agreement to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards or other relevant changes in circumstances.  Your insurance policies must be primary and non-contributory to any similar policies we maintain.  Each required policy must give us thirty (30) days' prior written notice of cancellation, nonrenewal and/or material modification.  A certificate of insurance documenting the required coverages shall be sent to us when this Agreement is finalized.  Renewal certificates are to be sent to us thirty (30) days before the insurance policies expire.

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        I.    COMPUTER.

        You must use in operating the Franchised Distributorship the brands, models and types of computer hardware, peripheral equipment and software that we prescribe from time to time.  We may require you to obtain specified items and may modify specifications for and components of this computer system from time to time.  Our modification of specifications for the computer system's components may require you to incur costs to purchase, lease and/or license new or modified computer hardware and/or software and to obtain service and support during this Agreement's term.  You agree to incur the costs of obtaining the computer hardware and software comprising the computer system (or additions or modifications).  You acknowledge that any computer software developed by or for us is our property, that you may use that software only in the manner we authorize and that you may not copy, duplicate or modify the software without our prior written consent.

11.     REPORTS AND FINANCIAL STATEMENTS.

        You agree to furnish us each week on the day we designate, in the form we prescribe from time to time, a report of your and the Consultants' activities and sales for the preceding week and any other data, information and supporting records that we require.  Upon written notice, we may require you to prepare and submit to us monthly and annual financial statements (including a balance sheet and a profit and loss statement) reflecting the Franchised Distributorship's operation and financial condition.  You must verify and sign each report and financial statement in the manner we prescribe.  As noted in Section 7.B. above, we may require you to use our designated accounting services under certain circumstances.

12.      INSPECTIONS AND AUDITS.

        A.    COMPANY'S RIGHT TO INSPECT.

        To determine whether you are complying with this Agreement, the Marketing Methods and any other specifications, standards, operating procedures and policies that we prescribe for operating Franchised Tupperware Distributorships, to assess the service being provided to Consultants and retail customers in the area served by the Franchised Distributorship and to engage in market research and testing, and in connection with our exercising our other rights under this Agreement and conducting our business, we have the right at any reasonable time to:

        (1)    inspect the Premises (unless it is your home) and all vehicles and facilities used in operating the Franchised Distributorship;

        (2)    contact, interview, observe and videotape you, Consultants and employees while they conduct business;

        (3)    contact and interview hostesses and guests of Tupperware parties held by Consultants; and

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        (4)    take an inventory of any TUPPERWARE Products and Marketing Materials in your possession and remove samples of them for inspection and testing.

        You agree to cooperate fully with our representatives making these inspections, observations or interviews.

        B.    COMPANY'S RIGHT TO AUDIT.

        We may at any time during business hours, upon forty-eight (48) hours' prior notice to you, inspect and audit, or cause to be inspected and audited, the business records, bookkeeping and accounting records, sales, use and other tax records and returns and other records of the Franchised Distributorship and any Operating Company.  You agree to cooperate fully with our representatives and any independent accountants we hire to conduct any inspection or audit.

13.     TRANSFER.

        A.    BY COMPANY.

        This Agreement is fully transferable by us and will inure to the benefit of any transferee or other legal successor to our interests in it.

        B.    FRANCHISEE MAY NOT TRANSFER WITHOUT APPROVAL OF COMPANY.

        You understand and acknowledge that the rights and duties created by this Agreement are personal to you and that we have entered this Agreement with you in reliance upon your individual (or collective) character, skill, aptitude, attitude, business ability and financial capacity.  Accordingly, neither this Agreement, the Franchise (or any interest in the Franchise), any ownership interest in an Operating Company nor the Franchised Distributorship (or any interest in it) may be transferred without our prior written approval.  Any transfer without this approval is a breach of this Agreement and conveys no rights to or interests in this Agreement, the Franchise, the Operating Company or the Franchised Distributorship.  A transfer of this Agreement and the Franchise (or any interest in them) may be made only with a transfer of the Franchised Distributorship.  As used in this Agreement, the term "transfer" includes the voluntary, involuntary, direct or indirect assignment, sale, gift or other disposition of any interest in:

        (1)    this Agreement;

        (2)     the Franchise;

        (3)    the Franchised Distributorship or any of its essential assets, including, without limitation, sales force goodwill (other than sales or other dispositions of inventory in the normal course of business); or

        (4)    the ownership of an Operating Company.

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An assignment, sale or other disposition includes, without limitation:

        (a)    the transfer of an interest in this Agreement, the Franchise, the Franchised Distributorship or an Operating Company in a divorce, dissolution or insolvency proceeding or otherwise by operation of law;

        (b)    the transfer of an interest in this Agreement, the Franchise, the Franchised Distributorship or an Operating Company, in the event of your death, by will, declaration of or transfer in trust or under the laws of intestate succession;

        (c)    the transfer of ownership of a partnership interest or capital stock in an Operating Company;

        (d)    merger or consolidation or issuance of additional securities representing an ownership interest in an Operating Company;

        (e)    any sale of common stock, or any security convertible to common stock, of an Operating Company; and

        (f)    pledge of this Agreement or the Franchised Distributorship's assets as security, foreclosure upon the Franchised Distributorship or any of its assets or your transfer, surrender or loss of possession, control or management of the Franchised Distributorship.

        C.    CONDITIONS FOR APPROVAL OF TRANSFER.

        If you are fully complying with this Agreement, then, subject to the other provisions of this Section 13, we will not unreasonably withhold our approval of a transfer that meets all the applicable requirements of this Agreement.  The proposed transferee must be an individual of good character (preferably an existing distributor with a current account history with us, in our sole discretion) and otherwise meet our then applicable standards and criteria for new owners of Franchised Distributorships.  If the transfer is of this Agreement or a controlling interest in the Franchised Distributorship, or is one of a series of transfers (regardless of the period of time over which these transfers take place) which taken together would constitute the transfer of this Agreement or a controlling interest in the Franchised Distributorship, we may impose additional conditions.  The conditions that we may require you and/or the transferees (as applicable) to satisfy before, or concurrently with, the effective date of the transfer are:

        (a)    The transferee must have sufficient business experience, aptitude and financial resources to operate the Franchised Distributorship;

        (b)    You must pay any amounts owed for purchases from us and our Affiliates and all other amounts owed to us or our Affiliates which then are unpaid;

        (a)    The transferee must complete to our satisfaction any orientation program we then require for Franchised Tupperware Distributorships;

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        (d)    The transferee must assume and agree to be bound by all terms and conditions of this Agreement for the remainder of its term or, at our option, sign our then current form of franchise agreement (which may provide for different rights and obligations than those provided in this Agreement) for a term equal to the remaining term under this Agreement;

        (e)    You (and each owner of an interest in the Operating Company) must execute a general release, in a form satisfactory to us, of any and all claims against us, our Affiliates and our and their respective officers, directors, employees and agents;

        (f)    We must have reviewed the material terms and conditions of the transfer to determine to our satisfaction (without representing to you or the transferee) that the price and terms of payment are not so burdensome as to affect adversely the transferee's operation of the Franchised Distributorship (this does not apply to transfers by gift, bequest or inheritance);

        (g)    If you or any shareholder in an Operating Company finances any part of the sale price of the transferred interest, you and/or that shareholder must agree that all of the transferee's obligations under any promissory notes, agreements or security interests that you or your owners have reserved in the assets of the Franchised Distributorship will be subordinate to the transferee's obligations to pay amounts owed to us and our Affiliates for purchases and other items and otherwise to comply with this Agreement and any other agreements with us; and

        (h)    You (and each owner of an interest in the Operating Company) must, for a two (2) year period commencing on the effective date of the transfer, comply with the restrictions set forth in Section 16.D. below.

        If two or more persons own the Franchised Distributorship, we granted the Franchise to you based on the collective qualifications of all owners.  Accordingly, if one owner proposes to transfer its interest, we also may require the transferee to possess qualifications and experience which, when combined with the qualifications and experience of the remaining owner(s), will meet our standards and expectations regarding the Franchised Distributorship's overall management and operation.

        D.    DEATH OR INCAPACITY OF FRANCHISEE.

        If you die or become permanently incapacitated, your personal representative must transfer your interest in this Agreement, the Franchise and the Franchised Distributorship to a third party (whom we approve) within a reasonable time, not to exceed nine (9) months from the date of death or permanent incapacity.  The transfer will be subject to all the terms and conditions applicable to transfers contained in this Section 13.  Failure to dispose of the interest in this Agreement, the Franchise and the Franchised Distributorship within this period of time will be a breach of this Agreement.  The term "permanently incapacitated" means a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent you from managing and operating the Franchised Distributorship for ninety (90) days or more.  Until your interest in this Agreement, the Franchise and the Franchised Distributorship is transferred as required, we have the right (but not the obligation) to appoint a manager to operate the Franchised Distributorship (even if there is another living owner).  You

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must reimburse us for our expenses of providing management services.  We may cease providing those services at any time.

        We also have the right (but not the obligation) to appoint a manager to operate the Franchised Distributorship (even if there is another living owner) if you become "incapacitated," although not permanently incapacitated.  The term "incapacitated" means a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent you from managing and operating the Franchised Distributorship for any period of time.  You must reimburse us for our expenses of providing management services, which we may cease providing at any time.

        E.    EFFECT OF CONSENT TO TRANSFER.

        Our consent to a proposed transfer under this Section 13 will not be a guarantee of the transferee's success or a waiver of any claims we may have against you or of our right to demand the transferee's exact compliance with this Agreement.

        F.    COMPANY'S RIGHT OF FIRST REFUSAL.

        If you at any time determine to sell an interest in this Agreement, the Franchise or the Franchised Distributorship, you must obtain a bona fide, executed written offer from a responsible and fully disclosed purchaser (preferably an existing distributor with a current account history with us, in our sole discretion) and immediately submit a true and complete copy of the offer (and any proposed "side" or ancillary agreements) to us.  The offer must apply only to an interest in this Agreement, the Franchise or the Franchised Distributorship.  It may not include the purchase of any other property or rights, but, if the offeror proposes to buy any other property or rights from you under a separate offer, the price and terms of purchase offered to you for the interest in this Agreement, the Franchise or the Franchised Distributorship must reflect the bona fide price offered for that interest and not reflect any value for any other property or rights.  We will have the right, exercisable by written notice delivered to you within thirty (30) days after we receive both an exact copy of the offer and all other information we request, to purchase the interest for the price and on the terms and conditions contained in the offer, provided that we may substitute cash for any form of payment proposed in the offer, our credit will be deemed equal to the credit of any proposed purchaser and we will have not less than sixty (60) days to prepare for closing.  We may purchase the interest subject to all customary representations and warranties given by the seller of the assets of a business (including, without limitation, representations and warranties as to ownership and condition of and title to assets; liens and encumbrances relating to the assets; validity of contracts; and liabilities affecting the assets).  If we do not exercise our right of first refusal, you may complete the sale to the purchaser on the exact terms of the original offer, subject to our approval of the transfer as provided in Paragraphs B and C of this Section.  However, if the sale to the purchaser is not completed within ninety (90) days after delivery of the offer to us, or if there is a material change in the terms of the sale (which you agree promptly to communicate to us), we will have an additional right of first refusal for thirty (30) days following either the expiration of the ninety (90) day period or notice to us of the material change(s) in the terms of the sale, either on the terms originally offered or the modified terms, at our option.

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        G.    OPERATION THROUGH A CORPORATION.

        If you wish to operate the Franchised Distributorship through a corporation (referred to as the "Operating Company"), we will allow you to do so under certain conditions.  You (and, if the Franchisee is more than one individual, all individuals collectively) must at all times own not less than seventy percent (70%) of the equity interests in the Operating Company, have at least the percentage of voting power in the Operating Company needed to authorize a transfer of substantially all of its assets, have the power to control the operation and transfer of the Franchised Distributorship and be the Operating Company's principal officers.  The Franchised Distributorship must be the only business that the Operating Company conducts and must be operated solely by the Operating Company.  The Operating Company must assume all your liabilities and obligations under or relating to the Franchised Distributorship, but you will be jointly and severally liable for all of the Operating Company's obligations.  You may operate the Franchised Distributorship through an Operating Company only under a separate written agreement with us in the form we require.  Under that agreement, you will retain all renewal rights, and the Operating Company will not have any renewal rights of its own.  If you renew by signing a new franchise agreement and related documents, you must sign them, and the Operating Company may continue operating the Franchised Distributorship only if we, you and the Operating Company sign a new agreement containing the terms and conditions we then prescribe.

        H.    COMPLIANCE WITH STATE AND FEDERAL LAWS.

        You agree that, in any proposed transfer of an interest in this Agreement, the Franchise, the Franchised Distributorship or an Operating Company, you will comply, and assist us in complying, with any laws that apply to the transfer, including state and federal laws governing the offer and sale of franchises.

14.     RENEWAL OF FRANCHISE.

        This Agreement will be renewed automatically for a renewal period of one (1) year when its initial term or then current renewal period expires unless:

        (a)    You have given us written notice, not less than ninety (90) days before the end of the initial term or then current renewal period, that you elect not to renew the Franchise; or

        (b)    We have given you written notice, not less than ninety (90) days before the end of the initial term or then current renewal period, that we will renew the Franchise only on the condition that you execute the standard form of franchise agreement and ancillary agreements we then are using for renewing or granting franchises for Franchised Tupperware Distributorships (modified as appropriate to reflect that it pertains to the renewal of a franchise), which may contain terms and conditions materially different from those contained in this Agreement; or

        (c)    We have given you written notice, not less than ninety (90) days before the end of the initial term or then current renewal period, that we will not renew the Franchise due to your

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failure to comply substantially with this Agreement during the initial term or then expiring renewal period; or

        (d)    Both we and you agree not to renew the Franchise.

        If renewal of the Franchise is subject to subparagraph (b) above, you must sign and deliver to us, within thirty (30) days after you receive them, the form of franchise agreement and ancillary agreements we then are using, which may include, without limitation, general releases of any and all claims against us and our Affiliates and our and their respective shareholders, officers, directors, employees and agents.

        We may extend the term of this Agreement for the period of time necessary to give you the notice of nonrenewal required by this Agreement or applicable law.

15.      TERMINATION.

        A.    BY FRANCHISEE.

        You may terminate this Agreement at any time, with or without cause, by giving us not less than sixty (60) days' prior written notice of your election to terminate.  We and you also may terminate this Agreement at any time by mutual consent.

        B.    BY COMPANY.

        This Agreement will terminate immediately upon delivery of written notice of termination to you if you, any owner of an Operating Company or, as appropriate, the Franchised Distributorship:

        (1)    fails to satisfy the annual or quarterly performance criteria within the Primary Area of Promotion, as provided in Section 3 and Exhibit E;

        (2)    abandons, or surrenders or transfers control of, the Franchised Distributorship's operation without our prior written approval;

        (3)    makes any material misrepresentation or omission in applying for the Franchise or operating the Franchised Distributorship, including, but not limited to, submitting false information to us or others or otherwise making false statements in connection with any promotional, marketing or other programs, whether or not you or the Franchised Distributorship actually participates in these programs;

        (4)    is convicted by a trial court of, or pleads no contest to, a felony or other crime or offense;

        (5)    engages in any dishonest or unethical conduct that is likely to affect adversely the reputation of your Franchised Distributorship, us, TUPPERWARE Products or any other Franchised Tupperware Distributorship;

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        (6)    interferes with our inspection or audit rights, as provided in Section 12 of this Agreement;

        (7)    fails to make the required transfer upon death or permanent incapacity;

        (8)    fails to pay when due any federal or state income, sales or other taxes due on the Franchised Distributorship's operation, unless you are in good faith contesting your liability for these taxes;

        (9)    makes any unauthorized use of the Marks or any unauthorized use or disclosure of the Operating Manuals or other Confidential Information;

        (10)    makes an unauthorized transfer of any interest in this Agreement, the Franchise, the Franchised Distributorship or an Operating Company;

        (11)    engages in any promotional activities, or sells and/or distributes any TUPPERWARE Products, whether directly or indirectly through Consultants and other sales force members, in any areas or by any means prohibited under Section 3 of this Agreement;

        (12)    engages in, or threatens to engage in, any acts of physical violence during the operation of the Franchised Distributorship; or

        (13)    (i) fails on three (3) or more separate occasions within any period of six (6) consecutive months to submit when due reports or other data, information or supporting records, to pay when due amounts owed for purchases from us or our Affiliates or other items or otherwise to comply with this Agreement, whether or not any of these failures to comply are corrected after you receive notice of default, or (ii) fails on two (2) or more separate occasions within any period of six (6) consecutive months to comply with the same obligation under this Agreement, whether or not the failures are corrected after you receive notice of default.

        In addition to these grounds for terminating the Agreement immediately without your having an opportunity to cure, this Agreement will terminate without further action by us or notice to you if you:

        (a)    fail (i) to comply strictly with our customer service and warranty requirements or (ii) to follow our instructions concerning the release of new TUPPERWARE Products and beginning promotions and related sales and marketing programs and do not correct the failures in subparagraphs (i) or (ii) within seven (7) days after written notice of the failure is delivered to you; or

        (b)    fail to make payments of any amounts due to us or our Affiliates for purchases or any other reason and do not correct the failure within ten (10) days after written notice of the failure is delivered to you; or

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        (c)    fail to comply with any other provision of this Agreement or any mandatory standard or operating procedure we prescribe and do not correct the failure within thirty (30) days after written notice of the failure to comply is delivered to you.

        C.    OUR OTHER RIGHTS UPON DEFAULT.

        In addition to and without limiting our other rights and remedies if you default under this Agreement, we have certain rights that we may exercise in our sole discretion after we give you any notice of your default under this Agreement and until the default is fully cured.  Our rights include (but are not limited to) the following:

        (a)    the right to condition the shipment or sale of goods to you on our receipt of full payment for the goods with your order;

        (b)    the right to suspend any and all services provided on a fee for service basis if we do not receive full payment for the services in advance;

        (c)    the right to manage the Franchised Distributorship for you, as provided below;

        (d)    the right to prohibit you and your agents and employees from attending any and all meetings, conferences or training sessions we hold or sponsor; and

        (e)    the right to suspend the dissemination to you of any and all publications, materials or updated information for Franchised Distributorships.

        Our exercising the rights under this Paragraph will not be a defense for you to our enforcement of any provision of this Agreement or suspend or release you from or waive any obligation that you otherwise would owe to us or our Affiliates.

        If we have the right to assume the management of the Franchised Distributorship, we have sole discretion to determine whether to exercise that right and when to cease our management.  You agree to cooperate fully with us if we exercise our management right.  Our management of the Franchised Distributorship under this Paragraph will be as your agent on your behalf and not as a partner or joint venturer with you.  As manager, we may do all things necessary or appropriate to operate the Franchised Distributorship under this Agreement, including to control all receipts and disbursements of the Franchised Distributorship.  We will not be a fiduciary but will have a duty only to utilize our reasonable efforts to manage the Franchised Distributorship under this Agreement.  We will not be liable to you or any third party for any debts, losses or obligations the Franchised Distributorship incurs during our management or otherwise.

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16.     RIGHTS AND OBLIGATIONS OF COMPANY AND FRANCHISEE UPON TERMINATION OR EXPIRATION OF THE FRANCHISE.

        A.    PAYMENT OF AMOUNTS OWED TO COMPANY.

        You agree to pay us within fifteen (15) days after this Agreement terminates or expires, or on any later date that the amounts due to us are determined, any amounts owed for purchases from us or our Affiliates and all other amounts owed to us or our Affiliates which then are unpaid.

        B.    TRADEMARKS.

        You agree that, after this Agreement terminates or expires, you will:

        (1)    not directly or indirectly at any time or in any manner identify yourself or any business as our current or former franchisee or licensee or as otherwise associated with us, use any of the Trademarks or any colorable imitation of a Trademark in any manner or for any purpose or use for any purpose any trade name, trademark or service mark or other commercial symbol that suggests or indicates a connection or association with us;

        (2)    remove all of the Trademarks from any facilities and vehicles you have used and return to us or destroy all invoices, purchase orders, advertising and marketing materials, forms and other materials containing any Trademark or otherwise identifying or relating to a Franchised Tupperware Distributorship;

        (3)    take any action that may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Trademark; and

        (4)    within thirty (30) days after this Agreement terminates or expires, give us evidence satisfactory to us of your compliance with these obligations.

        C.    RETURN OF CONFIDENTIAL MATERIAL.

        You agree that, after this Agreement terminates or expires, you will immediately cease using in any business or otherwise the Confidential Information disclosed to you under this Agreement and return to us all copies of the Operating Manuals which we have loaned you and any other materials that contain any Confidential Information, including computer software.

        D.    NONSOLICITATION AND NONCOMPETITION.

        To protect our Confidential Information and the goodwill associated with Franchised Tupperware Distributorships, you agree that for a period of two (2) years beginning on the date this Agreement terminates or expires:

        (1)    you will not, directly or indirectly, solicit any person who was your Consultant during any part of the year preceding the date of termination or expiration to engage as an

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employee or independent contractor in any business which promotes, distributes or sells (a) Competing Products or (b) consumer goods or services (other than Competing Products) using methods similar to the Marketing Methods (including the home party plan and personal demonstrations); and

        (2)    you will not, directly or indirectly, on your own account or otherwise, engage in any business or activity involving the promotion, distribution or sale of (a) Competing Products or (b) goods or services (other than Competing Products) in whole or in part through the use of methods similar to the Marketing Methods (including the home party plan and personal demonstrations).

        E.    COMPANY OPTION TO PURCHASE PRODUCTS.

        When this Agreement terminates or expires, we have the right to purchase all or any part of your inventory of TUPPERWARE Products and Marketing Materials.  The purchase price will be our then current price (but not to exceed the amount you originally paid for the inventory) to Franchised Tupperware Distributorships for the TUPPERWARE Products and Marketing Materials that are part of our then current line and our then current standard repurchase allowance for obsolete TUPPERWARE Products and Marketing Materials.

        F.    CONTINUING OBLIGATIONS.

        All obligations of this Agreement (whether yours or ours) which expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect after the expiration or termination until they are satisfied in full or by their nature expire.

17.      ENFORCEMENT.

        A.    SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.

        The provisions of this Agreement are deemed to be severable.  If any court, agency or other tribunal with proper jurisdiction in a proceeding to which we are a party holds, in a final unappealable ruling, that any part of this Agreement is invalid or conflicts with any applicable law, that ruling will not affect that part of this Agreement unless and until: (1) if you are party to that proceeding, the time for appeal expires; or (2) if you are not a party to that proceeding, we give you written notice that we will not enforce that part of this Agreement and/or will modify this Agreement according to the ruling.  In either case, we and you agree that the only effect of the ruling and our nonenforcement of the invalid or unenforceable part of this Agreement will be that the invalid part(s) will be deleted from this Agreement or modified according to the ruling, and the parts of this Agreement which are meaningful after the deletion or modification of the invalid part will continue to be effective and bind you and us.

        To the extent that either Section 9 or Section 16.D. is deemed unenforceable because of its scope in terms of area, activity prohibited or length of time, you agree that the unenforceable provision will be deemed modified or limited to the extent and in the manner necessary to make

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that particular provision valid, and to make your obligations enforceable to the fullest extent possible, under the laws applicable to the covenant's validity.

        If any provision of this Agreement is inconsistent with any law applicable to this Agreement or the Franchise which requires a greater advance notice of the termination or nonrenewal of this Agreement than is required under this Agreement, or the taking of some other action which is not required by this Agreement, then both parties will comply with the requirements of that law as if they were substituted for the inconsistent provision of this Agreement or added to this Agreement.  If any law applicable to this Agreement or the Franchise makes any provision of this Agreement (including any mandatory specification, standard or operating procedure we prescribe) invalid or unenforceable, then we will have the right, in our sole discretion, to modify that provision to the extent necessary to make it valid and enforceable.  You agree to be bound by each provision of this Agreement to the greatest extent to which you may lawfully be bound.

        B.    WAIVER.

        (1)    Unilateral Waiver.  Either you or we may, by written notice, unilaterally waive or reduce any obligation of or restriction on the other party under this Agreement.  The waiver or reduction may be revoked at any time for any reason on ten (10) days' written notice.

        (2)    No Guarantees.  If we give you any waiver, approval, consent or suggestion, or if we delay our response or deny any request for waiver, approval or consent, we will not be deemed to have made any warranties or guarantees on which you may rely and will not assume any liability or obligation to you.

        (3)    No Waiver.  If at any time we do not exercise a right available under this Agreement or do not insist on your compliance with the terms of the Agreement, or if a custom or practice develops which is inconsistent with this Agreement, we will not have waived the right to demand compliance with any of the terms of this Agreement at a later time.  Similarly, the waiver of any particular breach or series of breaches under this Agreement or of any term in any other agreement between you and us will not affect our rights with any later breach.  It will not be a waiver of any breach of this Agreement for us to accept payments, which are due to us under this Agreement.  Any agreement that we have, or any action that we take, with another Franchised Tupperware Distributorship will have no effect on our rights under this Agreement or any action we take with you.

        C.    CUMULATIVE REMEDIES.

        The rights and remedies that this Agreement grants to either party will not prohibit either party from exercising any other right or remedy provided under this Agreement or permitted by law or equity.

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        D.    WRITTEN CONSENTS FROM COMPANY.

        Whenever this Agreement requires our advance approval or consent, you agree to make a timely written request for it.  Our approval or consent will not be valid unless it is in writing.

        E.    COSTS AND ATTORNEYS' FEES.

        If we or any of our Affiliates incurs expenses due to your failure to comply with this Agreement or to pay any amounts due to us or our Affiliates, or for any other reason due to your actions or inactions, you agree to reimburse us and our Affiliates for any of the costs and expenses that we incur, including, without limitation, reasonable accounting, attorneys', arbitrators' and related fees.

        F.    GOVERNING LAW/CONSENT TO JURISDICTION.

        ALL MATTERS RELATING TO ARBITRATION WILL BE GOVERNED EXCLUSIVELY BY THE FEDERAL ARBITRATION ACT (9 U.S.C. SECTIONS 1 ET SEQ.).  EXCEPT TO THE EXTENT GOVERNED BY THE FEDERAL ARBITRATION ACT, THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SECTIONS 1051 ET SEQ.), OR OTHER FEDERAL LAW, THIS AGREEMENT, THE FRANCHISE AND THE RELATIONSHIP BETWEEN US AND YOU WILL BE GOVERNED BY THE LAWS OF THE  STATE OF FLORIDA, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES, EXCEPT THAT ANY FLORIDA LAW REGULATING THE SALE OF FRANCHISES OR GOVERNING THE RELATIONSHIP OF A FRANCHISOR AND ITS FRANCHISEE WILL NOT APPLY UNLESS ITS JURISDICTIONAL REQUIREMENTS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS PARAGRAPH.

        YOU AGREE THAT WE MAY INSTITUTE ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR OUR RELATIONSHIP THAT IS NOT REQUIRED TO BE ARBITRATED IN ANY STATE OR FEDERAL COURT OF GENERAL JURISDICTION IN THE STATE OF FLORIDA, AND YOU IRREVOCABLY SUBMIT TO THE JURISDICTION OF THOSE COURTS AND WAIVE ANY OBJECTION YOU MAY HAVE TO EITHER THE JURISDICTION OF OR VENUE IN THOSE COURTS.

        G.    BINDING EFFECT.

        This Agreement is binding on and will inure to the benefit of our successors and assigns and will be binding on and inure to the benefit of your permitted successors, assigns, heirs, executors and administrators.

        H.    ENTIRE AGREEMENT.

        This Agreement, including the introduction and exhibits to it, together with our Operating Manuals and other policies, constitutes the entire agreement between you and us, and there are

_____________________________________________________________________________________________

no other oral or written understandings or agreements between you and us concerning the subject matter of this Agreement.  This Agreement may be modified only by a written agreement signed by both you and us.

        I.    NO LIABILITY TO OTHERS.

        We will not, because of this Agreement or any approvals, advice or services provided to you, be liable to any person or legal entity who is not a party to this Agreement, and no other party will have any rights because of this Agreement.

        J.    CONSTRUCTION.

        All headings of the various sections and paragraphs of this Agreement are for convenience only and do not affect the meaning or construction of any provision.  All references in this Agreement to masculine, neuter or singular usage will be construed to include the masculine, feminine, neuter or plural usages wherever applicable.  If two or more persons are the Franchisee, their obligations and liabilities under this Agreement will be joint and several, and the Franchisee will be deemed to be a general partnership.  A reference to "you" or "franchisee" includes each individual partner and the partnership.  Except where this Agreement expressly requires that we reasonably approve or not unreasonably withhold our approval of any of your actions or requests, we have the absolute right to refuse any of your requests or to withhold our approval of any of your actions or omissions.

        K.    MULTIPLE ORIGINALS.

        The parties may execute multiple copies of this Agreement, and each executed copy will be deemed an original.

        L.    INJUNCTIVE RELIEF.

        Notwithstanding anything to the contrary contained in Section 17.M., each party has the right in a proper case to seek temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction.  In that case, the parties will contemporaneously submit their dispute for arbitration on the merits according to Section 17.M.

        M.    ARBITRATION.

        EXCEPT FOR CLAIMS RELATING TO THE VALIDITY OR OWNERSHIP OF THE TRADEMARKS, AND EXCEPT AS WE MAY ELECT TO COLLECT AMOUNTS DUE UNDER ANY PROMISSORY NOTE IN A JUDICIAL PROCEEDING, ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN US (AND OUR AFFILIATES AND OUR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES) AND YOU (YOUR OWNERS, AFFILIATES AND EMPLOYEES, IF APPLICABLE) ARISING OUT OF OR RELATED TO:

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        (a)    THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE PARTIES OR ANY PROVISION OF ANY OF THESE AGREEMENTS;

        (b)    THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT;

        (c)    THE VALIDITY OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE PARTIES OR ANY PROVISION OF ANY OF THESE AGREEMENTS; OR

        (d)    ANY STANDARD, SPECIFICATION OR OPERATING PROCEDURE RELATING TO THE FRANCHISED DISTRIBUTORSHIP'S OPERATION

MUST BE SUBMITTED FOR ARBITRATION.   ANY PARTY WITH A CLAIM SUBJECT TO ARBITRATION MUST NOTIFY THE OTHER PARTY IN WRITING OF THE CLAIM BEFORE SUBMITTING THE CLAIM FOR ARBITRATION TO ANY FORUM.  IF THE PARTIES HAVE NOT AGREED ON THE RESOLUTION OF THE DISPUTE WITHIN TEN (10) DAYS AFTER DELIVERY OF THE NOTICE, THE CLAIM MAY BE SUBMITTED FOR ARBITRATION ON DEMAND OF EITHER PARTY.  ANY AND ALL ARBITRATION PROCEEDINGS WILL BE GOVERNED BY THE PROVISIONS SET FORTH IN EXHIBIT D, WHICH IS A PART OF THIS AGREEMENT.

        N.    WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL.

        EXCEPT FOR YOUR OBLIGATION TO INDEMNIFY US UNDER SECTION 6.D. AND CLAIMS WE BRING AGAINST YOU FOR YOUR UNAUTHORIZED USE OF THE MARKS OR UNAUTHORIZED USE OR DISCLOSURE OF ANY CONFIDENTIAL INFORMATION, WE AND YOU WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER AND AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN US AND YOU, THE PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND TO RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

        WE AND YOU IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF US.

        O.    SECURITY INTEREST.

        As security for your performing your obligations under this Agreement, including paying us or our Affiliates for purchases, you hereby grant us a security interest in: (1) all of the goods, equipment, inventory, accounts, accounts receivable, general intangibles (including, but not limited to, goodwill of the Franchised Distributorship), instruments, documents and chattel paper of the Franchised Distributorship, both presently owned and hereafter acquired; (2) all accessories, substitutions, additions, replacements, parts and accessions affixed to or used with

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any of these; and (3) the products and proceeds of any and all of these.  You agree to execute any other documents we reasonably request to further document, perfect and record our security interest.  If you default on any of your obligations under this Agreement, we may exercise all rights of a secured creditor granted to us by law in addition to our other rights under this Agreement and applicable law.

        P.    NO WITHHOLDING PAYMENTS DUE TO US.

        You agree that you will not withhold payment of any amounts owed to us or our Affiliates on the grounds of our alleged nonperformance of any of our obligations under this Agreement or for any other reason whatsoever.

18.     NOTICES AND PAYMENTS.

        All written notices and reports permitted or required to be delivered by the provisions of this Agreement or the Operating Manuals will be deemed delivered at the earliest of the following times:  (a) the time delivered by hand, (b) one (1) business day after transmission by telegraph, telecopy or other electronic system or after placement with a commercial courier service for next business day delivery, or (c) three (3) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid.  All notices and reports must be addressed to the party to be notified at its most current principal business address of which the notifying party has been notified.  You agree to send all payments and required reports to us at any address(es) we designate to you in writing.  Any required payment or report which we do not actually receive at the correct address during regular business hours on the date due (or postmarked by postal authorities at least two (2) days before it is due) will be deemed delinquent.

19.     ACKNOWLEDGEMENTS.

        You acknowledge that you have received and have had the opportunity to review, for not less than ten (10) business days, a copy of our franchise offering circular describing certain information about us and the terms of the Tupperware Franchise Agreement.  You acknowledge that you have read this Agreement and our franchise offering circular and understand and accept the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain our high standards of quality and service and the uniformity of those standards for all Franchised Tupperware Distributorships.  You acknowledge that you have conducted an independent investigation of the business venture contemplated by this Agreement and recognize that it involves business risks and that the venture's success is largely dependent upon your business abilities.  We have not made, and you acknowledge that you have not received or relied upon, any guarantee, express or implied, as to the revenue, profits or likelihood of success of the Franchised Distributorship.  You acknowledge that you have not received or relied on any representations about the Franchise or the Franchised Distributorship by us or our officers, directors, employees or agents that are contrary to the statements made in our franchise offering circular or the terms of this Agreement.

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        The parties to this Agreement now execute and deliver this Agreement as of the Agreement Date.
TUPPERWARE U.S., INC.,
a Delaware corporation	FRANCHISEE (Print Name)

FRANCHISEE (Signature)
By:
Its:

FRANCHISEE (Print Name)

FRANCHISEE (Signature)

_____________________________________________________________________________________________

EXHIBIT A

TO THE FRANCHISE AGREEMENT
DATED ________________________ BY AND BETWEEN
TUPPERWARE U.S., INC.
AND ______________________________

The Primary Area of Promotion referred to in Section 1 of the Agreement is:

TUPPERWARE U.S., INC.,
a Delaware corporation	FRANCHISEE (Print Name)

FRANCHISEE (Signature)
By:
Its:

FRANCHISEE (Print Name)

FRANCHISEE (Signature)

_____________________________________________________________________________________________

EXHIBIT B

TO THE FRANCHISE AGREEMENT
DATED                        BY AND BETWEEN
TUPPERWARE U.S., INC.
AND ______________________________

The Premises are located at:

TUPPERWARE U.S., INC.,
a Delaware corporation	FRANCHISEE (Print Name)

FRANCHISEE (Signature)
By:
Its:

FRANCHISEE (Print Name)

FRANCHISEE (Signature)

_____________________________________________________________________________________________

EXHIBIT C

AGREEMENT FOR THE
DESIGNATION OF AN OPERATING COMPANY

        This Agreement is made and entered into this _____ day of _________________, 20__ by and among TUPPERWARE U.S., INC., a Delaware corporation ("Franchisor"),                                                                                          (collectively, "Owner") and _________________________________________________, a ____________________ corporation (the "Operating Company").

        1.    Recitals.  Franchisor and Owner entered into that certain TUPPERWARE Franchise Agreement dated __________________________,20__ (the "Franchise Agreement") for Owner to operate a Franchised TUPPERWARE Distributorship (the "Distributorship") from premises located at ____________________________________.  The Franchise Agreement is incorporated into and made a part of this Agreement.  Owner wishes to operate the Distributorship through the Operating Company.  Franchisor is willing to permit Owner to operate the Distributorship through the Operating Company on the conditions set forth in this Agreement.

        2.    Representations To Franchisor.  Owner and the Operating Company jointly and severally represent and warrant to Franchisor that now and at all times during the term of the Franchise Agreement:

(a)	Owner is and will be the owner of not less than seventy percent (70%) of the equity interests in the Operating Company;

(b)

Owner has and will have at least the percentage of voting power of the Operating Company's capital stock that may be required under applicable law and the articles of incorporation, bylaws and other documents relating to the Operating Company's governance to authorize a transfer of substantially all of the Operating Company's assets;

(c)	Owner has and will have the right and power to control the Operating Company and the Distributorship's operation and transfer;

(d)	Owner will be the Operating Company's chief executive and operating officers;

(e)	the Operating Company is duly incorporated and validly existing and is and will be duly authorized and qualified to do business and in good standing in each state in which it transacts business; and

(f)	the sole business the Operating Company will conduct will be the operation of the Distributorship.

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        Owner and the Operating Company jointly and severally represent and warrant to Franchisor that Exhibit A to this Agreement is a complete and accurate description of certain information about the Operating Company and its shareholders, directors and officers.  Except to the extent that the Franchise Agreement restricts transfers of ownership interests in the Operating Company, Owner and the Operating Company agree to notify Franchisor in writing of any change in the information in Exhibit A not later than thirty (30) days after the change occurs.

        Owner and the Operating Company further represent and warrant to Franchisor that the only consideration that the Operating Company is giving Franchisor for the rights granted to the Operating Company is the Operating Company's agreement to assume and perform all of Owner's obligations under the Franchise Agreement.

        3.    Operation Solely by Operating Company.  Franchisor and Owner agree that the Distributorship will be operated solely by the Operating Company and no other person during the term of the Franchise Agreement.

        4.    Rights Retained Solely By Owner.  Owner and the Operating Company acknowledge and agree that Owner retains, and is the only person or entity who may exercise, all renewal rights under the Franchise Agreement.  The Operating Company has no rights under the Franchise Agreement concerning renewal.  If Franchisor and Owner renew the franchise by signing a new franchise agreement, as provided in subparagraph (b) of Section 14 of the Franchise Agreement, the Operating Company will have no further rights under this Agreement.  In order for the Operating Company to continue operating the Distributorship, the parties must execute a new agreement similar to this Agreement or on the form that Franchisor then requires for a corporation's operation of a Franchised TUPPERWARE Distributorship.

        5.    Liability Of Owner And The Operating Company.  The Operating Company hereby assumes, jointly and severally with Owner, all of Owner's liabilities now existing or hereafter arising under or relating to the Franchise Agreement or the operation of the Distributorship.  The Operating Company agrees to perform, observe and fulfill all of Owner's covenants and obligations as the franchisee under the Franchise Agreement and in any dealings with Franchisor or third parties relating to the Franchise Agreement, whether arising before or after the date of this Agreement.

        Owner acknowledges that this Agreement does not and will not relieve Owner of any of Owner's liabilities and obligations under the Franchise Agreement or the operation of the Distributorship, now existing or hereafter arising, including, but not limited to, payment for all goods and services the Operating Company orders from the Franchisor or its Affiliates.

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        IN WITNESS WHEREOF the undersigned have executed this Agreement this _____ day of __________________, 20____.

OWNER:

(Signature)

(Print Name)

(Signature)

(Print Name)

TUPPERWARE U.S., INC., a Delaware corporation	OPERATING COMPANY:

By:	a corporation
Its:

(Print Name)

By:
Title:

_____________________________________________________________________________________________

ATTACHMENT A

INFORMATION ABOUT THE OPERATING COMPANY

1.    NAME OF OPERATING COMPANY

Full name of operating company:

State of incorporation:

Date of incorporation:

Other name(s) under which it conducts business:

State in which qualified to do business:

Name and address of Registered Agent in state of incorporation:

2.    SHAREHOLDER INFORMATION
Name of Shareholder	Number of Shares Held*	Percentage Ownership

3.    DIRECTORS AND OFFICERS
Name of Director/Officer	Position(s) Held

*If there is more than one class of stock, the information must reflect the kind of shares held.

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EXHIBIT D

ARBITRATION

        ANY CONTROVERSY, DISPUTE OR CLAIM SUBMITTED FOR ARBITRATION MUST BE SUBMITTED FOR ARBITRATION TO THE ORLANDO, FLORIDA OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION ON DEMAND OF EITHER PARTY.  THE ARBITRATION PROCEEDINGS WILL BE CONDUCTED UNDER THIS AGREEMENT IN ORLANDO, FLORIDA, OR ANY OTHER PLACE AS MAY BE MUTUALLY AGREED UPON BY THE PARTIES, AND HEARD IN ACCORDANCE WITH THE THEN CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, EXCEPT AS THESE RULES ARE MODIFIED BY THIS AGREEMENT.  ALL MATTERS WITHIN THE SCOPE OF THE FEDERAL ARBITRATION ACT (9 U.S.C. SECTIONS 1 ET SEQ.) WILL BE GOVERNED BY IT AND NOT BY ANY STATE ARBITRATION LAW.

        EXCEPT AS LIMITED BY THIS AGREEMENT, THE ARBITRATOR WILL HAVE THE RIGHT TO AWARD OR INCLUDE IN HIS OR HER AWARD ANY RELIEF WHICH HE OR SHE DEEMS PROPER IN THE CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, MONEY DAMAGES (WITH INTEREST ON UNPAID AMOUNTS FROM THE DATE DUE), SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF AND ATTORNEYS' FEES AND COSTS (ACCORDING TO SECTION 17.E. OF THIS AGREEMENT), PROVIDED THAT THE ARBITRATOR WILL NOT HAVE AUTHORITY TO AWARD EXEMPLARY OR PUNITIVE DAMAGES, EXCEPT AS PROVIDED IN SECTION 17.N., OR TO ORDER EITHER PARTY TO CONTINUE OR REINSTATE A RELATIONSHIP THAT HAS EXPIRED OR THAT THE OTHER PARTY HAS SOUGHT TO TERMINATE ACCORDING TO THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE LAW.  THE AWARD AND DECISION OF THE ARBITRATOR WILL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION.  THE PARTIES AGREE THAT, IN ARBITRATIONS UNDER THIS AGREEMENT, NO EVIDENCE OF ARBITRATION AWARDS IN OTHER CASES MAY BE INTRODUCED INTO EVIDENCE OR CONSIDERED BY THE ARBITRATOR.  THE PARTIES AGREE TO BE BOUND BY THE PROVISIONS OF ANY LIMITATION ON THE PERIOD OF TIME IN WHICH CLAIMS MUST BE BROUGHT UNDER APPLICABLE LAW.  THE PARTIES FURTHER AGREE THAT, IN ANY ARBITRATION PROCEEDING, EACH MUST SUBMIT OR FILE ANY CLAIM WHICH WOULD CONSTITUTE A COMPULSORY COUNTERCLAIM (AS DEFINED BY RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE) WITHIN THE SAME PROCEEDING AS THE CLAIM TO WHICH IT RELATES; OTHERWISE, THAT CLAIM WILL BE FOREVER BARRED.

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        ARBITRATION UNDER THIS AGREEMENT MAY BE CONDUCTED ONLY ON AN INDIVIDUAL, AND NOT A CLASS-WIDE, BASIS.  AN ARBITRATION PROCEEDING BETWEEN THE PARTIES (INCLUDING OWNERS AND AFFILIATES AND OTHERS AS PROVIDED IN THIS PARAGRAPH) MAY NOT BE CONSOLIDATED WITH ANY OTHER ARBITRATION PROCEEDING INVOLVING THE COMPANY AND ANY OTHER PERSON.

        THE PROVISIONS OF THIS AGREEMENT CONCERNING ARBITRATION ARE INTENDED TO BENEFIT AND BIND CERTAIN THIRD PARTY NON-SIGNATORIES IDENTIFIED IN SECTION 17.M. AND WILL CONTINUE IN FULL FORCE AND EFFECT SUBSEQUENT TO AND NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.
TUPPERWARE U.S., INC.,
a Delaware corporation	FRANCHISEE (Print Name)

FRANCHISEE (Signature)
By:
Its:

FRANCHISEE (Print Name)

FRANCHISEE (Signature)

_____________________________________________________________________________________________

EXHIBIT E

TO THE FRANCHISE AGREEMENT
DATED
BY AND BETWEEN
TUPPERWARE U.S., INC.
AND

ANNUAL AND QUARTERLY PERFORMANCE CRITERIA

        You must demonstrate your ability to grow sales during each year of operation.  Your Franchised Distributorship's Estimated Retail Sales within the Primary Area of Promotion during the yearly period beginning                           , 20    and ending                        , 20     were $              .  You agree, as provided in Section 3 of the Agreement, to increase your Estimated Retail Sales within the Primary Area of Promotion over this amount by the first anniversary date of this Agreement.  If you do not satisfy this requirement, we will have the right, but not the obligation, to terminate the Agreement under Section 15.B.

        In addition, if at any time after the first anniversary date of this Agreement the growth in your Franchised Distributorship's Estimated Retail Sales within the Primary Area of Promotion during a three (3) month period falls ten percent (10%) or more below the average regional estimated retail sales growth during that same period, we have the right to give you a three (3) month period of business planning and coaching to help you improve your performance, defined as increased sales force recruiting and manager promoting within the Primary Area of Promotion, over the levels in the same three (3) month period during the previous calendar year.  If you fail by the end of this three (3) month period to increase sales force recruiting and manager promoting within the Primary Area of Promotion over the levels in the same three (3) month period during the previous calendar year, we will have the right, but not the obligation, to terminate the Franchise Agreement.  If you satisfy this performance criteria, we will give you additional coaching for a second three (3) month period to help you increase your Estimated Retail Sales within the Primary Area of Promotion, consistent with regional, area and national averages, over your levels of Estimated Retail Sales within the Primary Area of Promotion in the same three (3) month period during the previous calendar year.  We will measure sales performance using the consistent averages derived from the Tupperware Regional Weekly Sales Analysis, the Formula to Grow Sales and long and short term objectives.  If you do not satisfy this Estimated Retail Sales requirement within the Primary Area of Promotion by the end of the second three (3) month coaching period, we will have the right, but not the obligation, to terminate the Franchise Agreement.
TUPPERWARE U.S., INC.,
a Delaware corporation	FRANCHISEE (Print Name)

FRANCHISEE (Signature)
By:
Its:

FRANCHISEE (Print Name)

FRANCHISEE (Signature)